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                                                                 EXHIBIT 4.1

         NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         THIS WARRANT IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTMENT BANKING AGREEMENT OF EVEN DATE (THE "AGREEMENT").

                     THE TRANSFERABILITY OF THIS WARRANT IS
                      RESTRICTED AS PROVIDED IN SECTION 2

No. W-                                                      February 23, 1998

                            DIGITAL SOLUTIONS, INC.


                         COMMON STOCK PURCHASE WARRANT

          For good and valuable consideration, the receipt of which is hereby acknowledged by Digital Solutions, Inc., a New Jersey corporation (the "Company"), Raymond James & Associates, Inc. is hereby granted the right to purchase, at any time from the date hereof until 5:00 P.M., New York City time, on February 5, 2003 (the "Warrant Exercise Term"), up to 25,000 paid and non-assessable shares (the "Warrant Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock").

          This Warrant is exercisable at a per share price of $2.0563 (the "Exercise Price") payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section l hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company's principal executive offices (presently located at 300 Atrium Drive, Somerset, New Jersey 008873) the registered holder of the Warrant ("holder") shall be entitled to receive a certificate or certificates for the shares of Common






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Stock so purchased.

          1.   Exercise of Warrant.

          1.1 (a) The purchase rights represented by this Warrant are exercisable at the option of the holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

          1.1 (b) Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange the Warrants represented by such Holder's Warrant Certificate, in whole or in part (a "Warrant Exchange"), into the number of fully paid and non-assessable Warrant Shares determined in accordance with this Section 1.1 (b), by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants (the "Total Share Number") to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange, or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Effective upon the Exchange Date, the Warrant Certificate shall be deemed to represent the right to receive, and shall be exchanged for (I) the number of Warrant Shares (rounded to the nearest integer) equal to (A) the Total Share Number less (B) the number of Warrant Shares equal to the quotient obtained by dividing (i) the product of the Total Share Number and the then current Exercise Price per Warrant Share by (ii) the current Market Price (as hereafter defined) of a share of Common Stock; and
(II) if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrant Shares remaining subject to the Holder's Warrant. Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrant Shares remaining subject to the Holder's Warrant Certificate (the "New Warrant Certificate"), shall be issued as of the Exchange Date and





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delivered to the Holder within five (5) business days following the Exchange
Date.

          As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price for the date preceding the Exchange Date, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

          1.2 The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          1.3 In case at any time or from time to time the Company shall subdivide as a whole, split or combine (reverse split) its Common Stock or issue a dividend payable in shares, this Warrant shall be adjusted so that immediately thereafter the holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities which the holder would have owned or been entitled to receive after the happening of any such event if the holder had exercised this Warrant immediately prior to the




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happening of such event (or the record date thereof, if there shall be one), and the Warrant Exercise Price then in effect shall be correspondingly adjusted so that the aggregate price payable upon the exercise of the Warrant shall be the same as it was immediately prior to the adjustment.

          1.4 In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result or a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of the shares issuable upon exercise of the Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company for which the Warrant might have been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and the Exercise Price per share shall be correspondingly adjusted so that the aggregate price payable upon the exercise of the Warrant shall be the same as it was immediately prior to the adjustment. The above provisions of this Section l.4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          1.5 The Company shall not be required to issue fractional shares of Common Stock upon exercise of the Warrant but shall pay for any such fraction of a share an amount in cash equal to the then Current Market Price Per Share of one share of common Stock multiplied by such fraction.

          1.6 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall




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then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

          2.  Restrictions on Transfer.

          (a) The holder acknowledges that he has been advised by the Company that this Warrant and the Warrant Shares (collectively the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company's reliance upon this statutory exemption is based in part upon the representations made by the holder contained herein. The holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the holder agrees that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, and the Company has no obligations or intention to so register the Securities, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. The holder represents and warrants that he has acquired this Warrant and will acquire the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The holder acknowledges that the securities shall bear the following legend:

          "These securities have not been registered under the Securities Act of 1933. Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise




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          assigned except pursuant to an effective registration statement with respect thereto under such Act or an opinion of counsel to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act."

          3.  Registration Rights.

          3.1 The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least four weeks prior to the filing of any registration statement under the Securities Act of 1933 (the "Act") covering securities of the Company, except on Forms S-4 or S-8, and upon the request of any such holder within ten days after the receipt of such notice, include in any such registration statement all of the Warrant Shares issuable to any holder requesting the inclusion of its Warrant Shares in such registration and such information as may be required to permit a public offering of the Warrant Shares. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Shares for sale in such states as any such holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares, and furnish indemnification in the manner as set forth in Subsection
3.2 of this Section 3. Such holders shall furnish information and indemnification as set forth in Subsection 3.2 of this Section 3. For the purpose of the foregoing, inclusion of the Warrant Shares in a Registration Statement pursuant to this sub-paragraph 3.l under a condition that the offer and/or sale of such Warrant Shares not commence until a date not to exceed 90 days from the effective date of such registration statement, if so requested by the underwriters of a firm commitment public offering, shall be deemed to be in compliance with this sub-paragraph 3.l. If the registration statement is for a shelf registration, the Company shall keep such registration statement effective until the earlier of (i) the date all the Warrant Shares shall have been sold, or (ii) the date which is 90 days after the commencement of such sales shall be permitted under such registration statement.



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          3.2 The following provisions of this Section 3 shall also be applicable to the exercise of the registration rights granted under this
Section 3.l:

              (A) The foregoing registration rights shall be contingent on the holders furnishing the Company with such appropriate information (relating to the intentions of such holders) as the Company shall reasonably request in writing. Following the effective date of such registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such number of prospectuses meeting the requirements of the Act as shall be requested by such owner to permit such holder to make a public offering of all Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such holder shall reasonably designate.

          (B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection 3.l of this Section 3 notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration. Any holder whose Warrant Shares are included in any such registration statement pursuant to this Section 3 shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

          (C) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 3 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such




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untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished as set forth in the Company's written request in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such holder or any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time agree to indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 3 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each such case, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission which shall be based upon information furnished in writing to the Company by any such holder or underwriter expressly for use therein.

          (D) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this subsection 3.2 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company or the applicable sellers, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities incurred (including legal or other expenses reasonably incurred in connection with the investigation or defending of same) by the other and for which such indemnification was sought. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities included in the registration statement (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances; provided, however, that (i) in no case shall any



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seller of Warrant Shares be required to contribute any amount in excess of the total public offering price of the Warrant Shares sold by such seller and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection 3.2, each person who controls any seller of Warrant Shares or the Company shall have the same rights to contribution as such seller of the Company.

          4.  Miscellaneous.

          4.1 All the covenants and agreements made by the Company in this Warrant shall bind its successors and assigns.

          4.2 No recourse shall be had for the payment of the principal of or the interest of premium, if any, on this Warrant or for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          4.3 No course of dealing between the Company and the holder hereof shall operate as a waiver of any right of any holder hereof, and no delay on the part of the holder in exercising any right hereunder shall so operate.

          4.4 This Warrant may be amended only by a written instrument executed by the Company and the holder hereof. Any amendment shall be endorsed upon this Warrant, and all future holders shall be bound thereby.

          4.5 All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the holder of this Warrant, to the address shown on the books of the Company; and if to the Company, to 300 Atrium Drive, Somerset, New Jersey 08873, attention of the President, or to such other address as the Company may advise the holder of this Warrant in writing. Notices shall be


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deemed given when mailed.

          4.6 The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New Jersey. This Warrant shall be deemed a contract made under the laws of the State of New Jersey and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

          4.7 The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

          IN WITNESS WHEREOF, DIGITAL SOLUTIONS, INC. has caused this Warrant to be executed in its corporate name by its President, and its seal to be affixed hereto.

Dated: February  23, 1998

                              DIGITAL SOLUTIONS,  INC.

[SEAL]                       By:
                                --------------------------------
                                    Donald W. Kappauf
                                    President

Attest:



-------------------------------
Secretary


                               SUBSCRIPTION FORM

TO:  Digital Solutions, Inc.
     300 Atrium Drive
     Somerset, New Jersey 08873

          The undersigned holder hereby irrevocably elects to exercise the right
to purchase                shares of Common Stock covered by this Warrant
according to the conditions hereof and



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herewith makes full payment of the Exercise Price of such shares.

Kindly deliver to the undersigned a certificate representing the Shares.


                           INSTRUCTIONS FOR DELIVERY


Name:
       ------------------------------------------------------------
          (please typewrite or print in block letters)

Address:
       ------------------------------------------------------------

Dated:
       --------------------



                        Signature
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